Exhibit 10.1
FIRST AMENDMENT TO
AGCO CORPORATION
2006 LONG TERM INCENTIVE PLAN
(As adopted July 27, 2006)
     Pursuant to Article IX of the 2006 AGCO Long Term Incentive Plan (the “Plan”), the Plan is amended as follows effectively immediately:
     1. Section 2.18 of the Plan is amended by deleting the first sentence thereof and replacing it with the following:
The term “Performance Period” means with respect to an Award, a period of not less than one year within which the Performance Measures relating to such Award are to be measured. Notwithstanding the foregoing, up to 250,000 Performance Shares may have Performance Periods that are less than one year.”
     2. Article IX of the Plan shall be amended by adding at the end thereof the following:
Notwithstanding the foregoing, no amendment that (i) materially increases the benefits accruing to participants under the Plan, or (ii) materially expands the definition of Eligible Employee shall be effective until such amendment has been approved by stockholders of the Company.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 27th day of July, 2006.

AGCO CORPORATION

By:	/s/ Stephen Lupton

Title:	Senior Vice President and
General Counsel